EXHIBIT 4.1

INCORPORATED UNDER THE LAWS

OF THE STATE OF NEVADA

COMMON STOCK

COMMON STOCK

         Number

Shares

         _______

          ________

WORLD WIDE RELICS INC.

THIS IS TO CERTIFY THAT

___________________________________________________________

is the owner of

______________________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF 25 MILLION COMMON STOCK, PAR VALUE $0.001 EACH, OF

------------------------WORLD WIDE RELICS INC.-----------------------

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws or the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

WORLD WIDE RELICS INC.

President

            CORPORATE

       SEAL

        2005

    NEVADA

Countersigned and Registered: Continental Stock Transfer & Trust Company (New York, N.Y.)

By:

Transfer Agent and Registrar

Authorized Signature